Exhibit 1.4

Rules of the Board of Corporate Auditors

Established on June 29, 1994

Amended on April 1, 2002

Amended on October 29, 2003

Amended on September 8, 2004

Amended on July 31, 2006

Article 1. (Purpose)

Unless otherwise provided by the laws and regulations or the Articles of Incorporation of the Company, the matters concerning the Board of Corporate Auditors shall be governed by these Regulations.

Article 2. (Composition)

The Board of Corporate Auditors shall be composed of all the Corporate Auditors.

Article 3. (Purpose of the Board of Corporate Auditors)

The Board of Corporate Auditors shall receive a report concerning important matters, deliberate or make resolutions. Provided, however, that foregoing may not prevent of any Corporate Auditor from exercising his/her own powers.

Article 4. (Roles of the Board of Corporate Auditors)

The Board of Corporate Auditors shall perform the following roles, provided, however, that the decision of sub-paragraph 3) of this Article may not prevent of any Corporate Auditor from exercising his/her own powers:

1)	to prepare audit reports;

2)	to elect and discharge of full-time Corporate Auditors; and

3)	to decide on the policy of audit, method of investigating the status of the corporate affairs and assets of Company, and other relevant matters regarding the execution of the Corporate Auditors’ duties.

Article 5. (Election and Discharge of Full-time Corporate Auditors)

The Board of Corporate Auditors shall elect by resolution full-time Corporate Auditors from among the Corporate Auditors. Discharge of the full-time Corporate Auditors shall be made by resolution, as well.

Article 6. (Chairperson)

1.	The chairperson of the Board of Corporate Auditors shall be determined by resolution of the Board of Corporate Auditors.

2.	The chairperson of the Board of Corporate Auditors shall perform any duties entrusted to the chairperson by the Board of Corporate Auditors, as well as the functions stipulated in Article 7 and paragraph 1 of Article 9, subject to each Corporate Auditor’s exercise of his/her own powers.

Article 7. (Designated Corporate Auditor)

The Board of Corporate Auditors shall determine the chairperson to be the “Designated Corporate Auditor” who performs the following duties:

1)	to receive from the Directors and then to deliver to other Corporate Auditors a business report and its annexed specifications and accounting documents which are to be received by each of the Corporate Auditor;

2)	to notify a Director who is designated to receive it (hereinafter called the “Designated Director”) of the contents of the audit reports prepared by the Board of Corporate Auditors regarding the business report and its annexed specifications;

3)	to agree with the Designated Director on the date when the notification as set out in the preceding sub-paragraph shall be made;

4)	to receive from the Independent Auditors a notification of the contents of audit reports and then to notify the other Corporate Auditors of the same;

5)	to agree with the Designated Director and the Independent Auditors on the date when the notification of the contents of the Independent Auditors’ audit reports shall be made;

6)	to notify the Designated Director and the Independent Auditors of the audit reports prepared by the Board of Corporate Auditors regarding the accounting documents; and

7)	to agree with the Designated Director on the date when the notification as set out in the preceding sub-paragraph shall be made.

Article 8. (Meetings to be Held)

The meeting of the Board of Corporate Auditors shall be held once every month as a general rule and an extraordinary meeting may be held from time to time whenever necessary.

Article 9. (Person to Convene Meetings)

1.	The chairperson of the Board of Corporate Auditors shall convene and preside over the meetings.

2.	The Board of Corporate Auditors may designate in advance and by resolution a Corporate Auditor who may convene the meetings when the chairperson is unavailable.

3.	Each of the Corporate Auditors may request the person who is authorized to do so to convene the meeting.

4.	If the meeting should not be convened in spite of the request made pursuant to the preceding paragraph, the Corporate Auditor who has requested may convene and preside over the meeting.

Article 10. (Procedures for Convocation)

1.	In order for a meeting of the Board of Corporate Auditors to be convened, notice thereof shall be dispatched to each Corporate Auditor at least three (3) days prior to the date of the meeting. Provided, however, that such period may be shortened if so required in urgent cases.

2.	If the unanimous consent of all Corporate Auditors is obtained, a meeting of the Board of Corporate Auditors may be held without the procedures for convening meetings.

Article 11. (Method of Resolution)

1.	Resolutions of a meeting of the Board of Corporate Auditors shall be adopted by a majority vote of all Corporate Auditors.

2.	Any matter for which a resolution of the Board of Corporate Auditors is required shall be determined through deliberations based on adequate information and materials.

Article 12. (Resolution of Auditing Principles, etc.)

1.	Auditing plans shall be determined by resolution of the Board of Corporate Auditors after deliberation and shall be reported to the Board of Directors.

2.	In addition to the matters set out in the preceding paragraph, the Board of Corporate Auditors may resolve any matters deemed to be necessary to perform the duties of the Corporate Auditors such as auditing principles, audit procedures, sharing of auditing.

3.	The Corporate Auditors shall make resolutions on the substance of the following systems and shall request the Directors to develop the relevant systems:

1)	a system of supporting staff for the duties of Corporate Auditors;

2)	a system for the staff set out in the preceding sub-paragraph to maintain independence from the Directors;

3)	a system for the Directors and employees to report to the Corporate Auditors and other systems for the Corporate Auditors to be reported; and

4)	other systems for assuring the audit by the Corporate Auditors to be performed efficiently.

Article 13. (Reports to the Board of Corporate Auditors)

1.	The Corporate Auditors shall report the state of their execution of duties from time to time to the Board of Corporate Auditors and shall report when required by the Board of Corporate Auditors.

2.	Any Corporate Auditor who has been reported to by the Independent Auditors, the Directors, the Executive Officers, the employees, etc. shall report thereof to the Board of Corporate Auditors.

3.	The Board of Corporate Auditors may request any of the Independent Auditors, the Directors, the Executive Officers, the employees, etc., to report, when necessary.

4.	If any matter which should be reported to the Board of Corporate Auditors has been notified to all of the Corporate Auditors, such matter needs no longer to be reported to the Board of Corporate Auditors.

Article 14. (Measures to be Held for Special Reports)

1.	The Board of Corporate Auditors shall make necessary investigations and take measures appropriate to the situation, such as making suggestions or recommendations to the Directors, in the case that any report was made by any of the Directors to the effect that the Company is likely to suffer significant damage.

2.	The measures set out in the preceding paragraph shall also be taken in the case that any report was made by any of the Independent Auditors to the effect that any misconduct by a Director with respect to his or her business or any other material facts which contravene the provisions of laws, regulations and the Articles of Incorporation was found.

Article 15. (Preparation of Audit Reports)

1.	The Board of Corporate Auditors shall prepare the audit report of the Board of Corporate Auditors after deliberation on the basis of audit reports prepared by the respective Corporate Auditors.

2.	In the case that there is any difference between the substance of the audit report made by the Board of Corporate Auditors and that of any of the Corporate Auditors and that the relevant Corporate Auditor requests to do so, the contents of the audit report of the relevant Corporate Auditor shall be indicated in the audit report of the Board of Corporate Auditors.

3.	Each Corporate Auditor shall sign or affix his/her seal (including putting his/her electronic signature) on the audit report of the Board of Corporate Auditors. Any full-time Corporate Auditor or any external Corporate Auditor shall indicate or record such title thereon.

Article 16. (Consent to Appointment of Corporate Auditors, etc.)

1.	The following matters relating to appointment of the Corporate Auditors shall be determined by resolution of the Board of Corporate Auditors:

1)	to consent to the matters to be submitted for resolution to a general meeting of shareholders concerning appointment of the Corporate Auditors;

2)	to request that matters concerning appointment of the Corporate Auditors be matters to be submitted for resolution to a general meeting of shareholders; and

3)	to request matters for resolution concerning appointment of the Corporate Auditors to be submitted to a general meeting of the shareholders.

2.	With respect to the appointment of alternate Corporate Auditors, the provisions of the preceding paragraph shall be applied mutatis mutandis.

Article 17. (Consent to Appointment of Independent Auditors, etc.)

1.	The following matters relating to appointment, discharge, and non-reappointment of the Independent Auditors shall be determined by resolution of the Board of Corporate Auditors:

1)	to consent to reappointment of the Independent Auditors;

2)	to consent to the matters for resolution to be submitted to a general meeting of shareholders concerning appointment of the Independent Auditors;

3)	to consent to the matters for resolution to be submitted to a general meeting of shareholders concerning discharge or non-reappointment of the Independent Auditors;

4)	to request that matters for resolution concerning appointment of the Independent Auditors to be submitted to a general meeting of shareholders;

5)	to request that matters for resolution concerning discharge or non-appointment of the Independent Auditors to be submitted to a general meeting of shareholders; and

6)	to appoint any person to temporarily assume the duty of the Independent Auditors in case of a lack of such Independent Auditors.

2.	The consent of all the Corporate Auditors to discharge the Independent Auditors pursuant to any provisions of laws and regulations may be made after deliberation at the Board of Corporate Auditors. In such case, a Corporate Auditor designated by the Board of Corporate Auditors shall report on such discharge and the reasons therefore at the first general meeting of shareholders to be held after such discharge.

Article 18. (Consent to Remuneration, etc. of Independent Auditors)

The consent to the remuneration, etc. of the Independent Auditors or temporary Independent Auditors shall be determined by resolution of the Board of Corporate Auditors.

Article 19. (Consent to Exemption of Directors from Liability)

1.	The consent of all the Corporate Auditors to the following matters may be determined by resolution of the Board of Corporate Auditors:

1)	to a proposal that the Board of Directors intends to submit to a general meeting of shareholders for the exemption of a Director from liability;

2)	to a proposal that the Board of Directors intends to submit to a general meeting of shareholders for modification of the Articles of Incorporation to provide that the Directors may be exempted from liability by resolution of the Board of Directors;

3)	to a proposal that a Director intends to submit to a meeting of the Board of Directors based on the provisions of the Articles of Incorporation, for the exemption of a Director from liability; and

4)	to a proposal that the Board of Directors intends to submit to a general meeting of shareholders for modification of the Articles of Incorporation to provide that the Company may enter into an agreement with an external Director for his/her exemption from liability.

2.	In urgent cases, the consent set out in the preceding paragraph may be made in writing or in electromagnetic files.

Article 20. (Consent to Company’s Participation in a Derivative Lawsuit)

1.	The consent of all the Corporate Auditors to the Company’s participation in a derivative lawsuit to assist the defendant Director(s) may be made after deliberation at the Board of Corporate Auditors.

2.	In urgent cases, the consent set out in the preceding paragraph may be made in writing or in electromagnetic files.

Article 21. (Deliberation on Execution of Duties of Corporate Auditors)

The Corporate Auditors may deliberate at the meeting of the Board of Corporate Auditors before their exercise of rights and execution of duties with respect to the following matters:

1)	any explanation answering to the questions which any shareholder posed on the Corporate Auditors and notified prior to the general meeting of the shareholders;

2)	any report to the Board of Directors and request of convocation of a meeting of the Board of Directors and any matters related thereto;

3)	any report of their investigation with respect to the matters for resolution or the materials, etc. to be submitted to the general meeting of shareholders;

4)	any request for injunction against an act of the Directors which is outside of the purpose of the Company or otherwise in violation of any law or regulation or the Articles of Incorporation;

5)	any statement at a general meeting of the shareholders with respect to the appointment, discharge, and resign and remuneration etc. of the Corporate Auditors;

6)	any matter concerning lawsuits between the Company and the Directors; and

7)	any other matters relating to filing of lawsuits, etc.

Article 22. (Deliberation on Remuneration etc.)

Deliberation for remuneration, etc. of Corporate Auditors may be made at a meeting of the Board of Corporate Auditors when all the Corporate Auditors agree to hold such deliberation.

Article 23. (Minutes)

1.	The Board of Corporate Auditors shall prepare the minutes of the meeting of the Board of Corporate Auditors, to which the Corporate Auditors present shall affix their respective names and seals (including electronic signatures):

1)	the date and time and the venue of the meeting (including the method of attending the meeting in the case that any Corporate Auditor who is not physically present at the venue, or any Director or any Independent Auditor attends the meeting);

2)	the outline and results of the proceedings of the meeting;

3)	the outline of the substance of opinion or statement expressed at the meeting with respect to the following, if any:

i)	a report made by any of the Directors to the effect that he or she has found the fact which is likely to cause significant damage to the Company; and

ii)	a report made by any of the Independent Auditors to the effect that he or she has found any misconduct by a Director or any other material facts which contravene the provisions of laws, regulations and the Articles of Incorporation with respect to his or her business;

4)	the names of the Directors and the Independent Auditors who attended the meeting; and

5)	the name of the Chairperson of the meeting.

2.	In the case that any report to the Corporate Auditors is decided not to be required pursuant to the paragraph 4 of Article 13, the minutes describing the following matters shall be prepared;

1)	the substance of the matter, of which report to the Corporate Auditors is decided not to be required;

2)	the date on which such decision was made; and

3)	the name of the Corporate Auditor who engaged in preparation of the relevant minutes.

3.	The Company shall keep the minutes set out in the preceding two paragraphs at the head office of the Company for ten (10) years.

Article 24. (Administration Office)

The administration of the Board of Corporate Auditors including convocation and preparing the minutes of a meeting of the Board of Corporate Auditors and any other operational matters relating thereto shall be handled by the Corporate Auditor Division.

Article 25. (Rules of the Board of Corporate Auditors)

The matters concerning the audit by the Board of Corporate Auditors or the Corporate Auditors shall be governed by the Code of Corporate Auditors’ Auditing Standards as well as the laws and regulations, the Articles of Incorporation and these Regulations.

Article 26. (Sarbanes-Oxley Act of 2002)

Any of the requirements with respect to “audit committees” in the U.S. under the Sarbanes-Oxley Act may be fulfilled by the Board of Corporate Auditors in their place. Those requirements which the Board of Corporate Auditor undertakes to fulfill shall be determined by an internal regulation of the Board of Corporate Auditors from time to time together with required procedural rules.

Article 27. (Amendments and Abolishment)

Any amendment to or abolishment of these Regulations shall be made by the Board of Corporate Auditors.